UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2017 (February 27, 2017)

CAROLCO PICTURES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5550 Glades Road, Ste. 500, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 826-9307

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective as of February 27, 2017, the Board of Directors (the “Board”) of Carolco Pictures, Inc. (the “Company”), appointed Frank M. Esposito to the Board. Mr. Esposito is currently the Company’s Chief Legal Officer.

Mr. Esposito will receive no additional compensation for his services as a member of the Board, but Mr. Esposito is the sole member of Esposito, PLLC (“Esposito Partners”), which is a consultant to the Company, and Esposito Partners is paid certain amounts for such services pursuant to the Letter Agreement between the Company and Esposito Partners dated June 29, 2016 (the “Letter Agreement”).

The Letter Agreement is attached as Exhibit 1.1 to the Form 8-K, filed by the Company on July 6, 2016 (the “Form 8-K”), and is incorporated herein by reference. The disclosure regarding the payments to Esposito Partners set forth in the Form 8-K is also incorporated herein by reference.

Mr. Esposito will not currently serve on any committees of the Board.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Description

10.1	Letter Agreement between Carolco Pictures, Inc. and Esposito Partners, PLLC, (incorporated by reference to Exhibit 1.1 to the Form 8-K filed on June 6, 2016).

99.1	Press Release dated February 27, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: February 28, 2017	Carolco Pictures, Inc.

	BY:	/s/ David Cohen
Chief Executive Officer